Exhibit 21

Incorporated by reference to the listing of subsidiaries set forth on page 3 of Amendment No. 1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (as filed with the Securities Exchange Commission on April 1, 2013).